Exhibit 99.1

November 14, 2006

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                     TOFUTTI ANNOUNCES THIRD QUARTER RESULTS

         Cranford, New Jersey -- November 14, 2006 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and thirty-nine week periods ended September 30, 2006.

         The Company reported net sales for the thirteen week period ended September 30, 2006 of $4,948,000, an increase of $833,000, or over 20%, from the sales recorded for the thirteen weeks ended October 1, 2005. Net sales for the thirty-nine week period ended September 30, 2006 increased 12% to $15,110,000 compared with net sales of $13,446,000 for the thirty-nine week period ended October 1, 2005.

         For the thirteen and thirty-nine week periods ended September 30, 2006, the Company reported operating income of $437,000 and $1,055,000, respectively, as compared with operating income of $71,000 and $695,000 for the thirteen and thirty-nine week periods in 2005. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, including costs incurred at new co-packaging locations, increased marketing expenses, higher packaging and freight charges and higher warehousing costs. The Company expects that during the remainder of 2006 its operating expenses will continue to be affected by these same factors.

         The Company recorded net income of $287,000 ($0.05 per share on a basic and diluted basis) for the thirteen weeks ended September 30, 2006 compared to $43,000 ($0.01 per share on a basic and diluted basis) for the thirteen weeks ended October 1, 2005. Net income for the thirty-nine weeks ended September 30, 2006 was $654,000 ($0.12 per share on a basic basis and $0.11 per share on a diluted basis) compared to $406,000 ($0.07 per share on a basic and diluted basis) for the thirty-nine weeks ended October 1, 2005.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "I am pleased with our significant improvement in sales and operating and net income over the comparable period in 2005. Our increased sales reflect the continued acceptance of our soy-based, dairy-free food products and the successful introduction of new products. We have worked hard to improve our operating results and we look forward to a continued increase in market penetration in the future."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                                Thirteen          Thirteen         Thirty-nine    Thirty-nine
                                               weeks ended       weeks ended       weeks ended    weeks ended
                                               September 30,      October 1,      September 30,    October 1,
                                                   2006              2005             2006           2005
                                               -------------      ----------      -------------    ----------
Net sales...............................          $4,998            $4,115          $15,110        $13,446
Cost of sales...........................           3,442             3,095           10,757          9,778
                                                   -----             -----           ------          -----
Gross profit............................           1,506             1,020            4,353          3,668
Operating expenses......................           1,069               949            3,298          2,973
                                                   -----               ---            -----          -----
Operating income........................             437                71            1,055            695
Interest income.........................              --                 3               --              6
                                                    ----              ----            -----           ----
Income before income taxes..............             437                74            1,055            701
Income taxes............................             150                31              401            295
                                                     ---                --              ---            ---
Net income .............................            $287               $43             $654           $406
                                                    ====               ===             ====           ====
Net income per share:
         Basic..........................           $0.05             $0.01            $0.12          $0.07
                                                   =====             =====            =====          =====
         Diluted........................           $0.05             $0.01            $0.11          $0.07
                                                   =====             =====            =====          =====
Weighted average number of shares
  outstanding:
         Basic..........................           5,433             5,600            5,434          5,622
                                                   =====             =====            =====          =====
         Diluted........................           5,987             6,179            5,993          6,205
                                                   =====             =====            =====          =====


                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                              September 30, 2006     December 31, 2005
                                                              ------------------     -----------------
                                                                  (Unaudited)            (Audited)
Assets
Current assets:
     Cash and cash equivalents                                    $    24                 $1,256
     Accounts receivable, net of allowance for doubtful
        accounts of $345 and $291, respectively                     2,234                  2,643
     Inventories                                                    2,420                  2,045
     Prepaid expenses                                                  15                     51
     Deferred income taxes                                            478                    577
                                                                      ---                    ---
Total current assets                                                5,171                  6,572
     Fixed assets (net of accumulated depreciation of
       $18 and $10, respectively)                                      30                     34
                                                                       --
     Other assets                                                      16                     16
                                                                       --                    ---
                                                                   $5,217                 $6,622
                                                                   ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                              $  604                 $1,442
     Accrued expenses                                                  86                    479
     Accrued officers' compensation                                   200                    500
     Income taxes payable                                             281                    478
                                                                      ---                    ---
                  Total current liabilities                         1,171                  2,899
                                                                    -----                  -----

Commitments and contingencies
Stockholders' equity:
     Preferred stock                                                   --                     --
     Common stock                                                      54                     55
     Additional paid-in capital                                        38                     --
     Retained earnings                                              3,954                  3,668
                                                                    -----                  -----
                 Total stockholders' equity                         4,046                  3,723
                                                                    -----                  -----
                 Total liabilities and stockholders' equity        $5,217                 $6,622
                                                                   ======                 ======